Investor Highlights June 2020

Legal Disclosures Forward-Looking Statements Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of our strategies, plans or intentions. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal,” “guidance,” “outlook” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this presentation include, among others, our expectations with respect to the impacts of the COVID-19 pandemic, and our belief that our acquisition and homebuilding programs will result in continued growth. We have based these forward-looking statements on our current expectations and assumptions about future events. These assumptions include, among others, our projections and expectations regarding: market trends in the single-family home rental industry and in the local markets where we operate, our ability to institutionalize a historically fragmented business model, our business strengths, our ideal tenant profile, the quality and location of our properties in attractive neighborhoods, the scale advantage of our national platform and the superiority of our operational infrastructure, the effectiveness of our investment philosophy and diversified acquisition strategy, our ability to expand our development program, our ability to grow our portfolio and to create a cash flow opportunity with attractive current yields and upside from increasing rents and cost efficiencies and our understanding of our competition and general economic, demographic, regulatory and real estate conditions that may impact our business. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation, June 2, 2020. We undertake no obligation to update any forward-looking statements to conform to actual results or changes in our expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the potential adverse effect of the COVID-19 pandemic on the financial markets. The extent to which the COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the Company’s subsequent filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP) because we believe they help investors understand our performance. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. Definitions of these non-GAAP financial measures and a reconciliation of these measures to GAAP is included in the Defined Terms and Non-GAAP Reconciliations section of this presentation, as well as the 1Q20 Supplemental Information Package available on our website at www.americanhomes4rent.com under “For Investors.” About American Homes 4 Rent American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2020 we owned 52,776 single-family properties in selected submarkets in 22 states. Contact American Homes 4 Rent Investor Relations Phone: (855) 794-2447 / Email: investors@ah4r.com 2

AMH Today The Market Opportunity AMH’s Strategy to Drive Shareholder Value AMH Strong Governance Practices 3

AMH Today

- **Outsized COVID-19 Resiliency**
  - AMH provides nondiscretionary housing to high quality resident base (average household incomes $100k+)
  - AMH portfolio diversified across 35 markets = less susceptible to severely impacted individual markets
  - AMH sunbelt market exposure experiencing better COVID-19 job loss data, compared to national average and coastal portfolios
- **Pandemic Expected to Drive Long-term Demand Benefits**
  - Early trends emerging as households leave city centers and apartments with shifts towards suburban, detached single-family homes
  - Work-from-home proliferation expected to (1) drive further deurbanization as employees have less need to live near city centers and (2) create desire for larger living spaces to accommodate working from home
- **Best-in-class Operating Platform Produces Industry Leading Efficiencies and is a Long-term Operating Advantage**
  - TTM 1Q20 Fully Adjusted EBITDA Margin of 54.6%, which is highest in single-family rental ("SFR") sector and approaching multi-family levels
- **One-of-a-Kind Development Program**
  - AMH has early-mover advantage on built-for-rental strategy, which has potential to revolutionize the industry
  - Superior quality homes focused on durability and efficiency translates into premium yields and margin enhancement
- **Investment Grade Balance Sheet**
  - Only investment grade balance sheet in SFR sector, a key differentiator positioning AMH for COVID-19 resiliency and opportunistic flexibility

AMH Quick Facts[1]

52,776 single-family properties, located in 35 markets

Equity Market Cap: $9bn

Total Market Capitalization: ~$12bn

Same-Home Average Occupied Days: 95.3%

Average Property Age: 16 Years

Net Debt / Adjusted EBITDAre: 4.9x

BBB- (S&P) / Baa3 (Moody's)



Enclave at Cramer Woods
Gastonia, NC

(1) As of March 31, 2020.

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COVID-19 Response Plan ✓ AMH continues to monitor and follow guidelines from the CDC and other public health organizations to ensure the safety and wellbeing of our residents and employees. AMH Does ✓ Property Management teams have been in constant communication with our residents, Its Part: taking appropriate precautions to continue to operate safely while providing residents People First necessary maintenance services in a socially distanced manner. ✓ AMH continues to implement comprehensive remote working policies, Company- sponsored telehealth and other employee assistance programs. 5

COVID-19 Operational Update

Social Distancing & Behavioral Shifts Drive Strong Leasing Activity	• Early trends emerge as **households leave city centers** and apartments with **shift towards suburban, detached single-family homes** • Increased volume of self-guided showings using proprietary AMH mobile leasing technology • 95.4% May 2020 Same-Home Average Occupied Days, a 30 bps increase over April 2020 • April and May 2020 Same-Home turnover rates of 3.0% and 3.2%, represent year-over-year improvements of 20 bps and 50 bps, respectively • April and May 2020 Same-Home new lease rental rate spreads of 3.5% and 4.3%, respectively • In April and May 2020, offered zero percent increases on newly signed renewal leases illustrating our commitment to residents during the pandemic

Resilient April & May 2020 Collections To-Date(1)	• 96% April rent collections, including:
	  • 93% April rent collected through month-end
	  • 3% incremental April rent collected subsequent to month-end
	• May collections through month-end represent 97% of pre-COVID average monthly collections(2)
	• Total rent collections during month of May >100% of total rent collections during the month of April

Balance Sheet & Liquidity Profile	• Investment grade balance sheet remains key differentiator positioning AMH for COVID-19 resiliency and opportunistic flexibility • Over $700 million of liquidity(3) at end of May 2020 • Generated ~$76 million of 1Q20 retained cash flow

(1) Reported collection numbers reflect actual cash payments received, without application of security deposits, concessions or payment plans.
(2) Reflects 93% May rent collections through month-end compared to average monthly collections through month-end during 1Q20.
(3) Liquidity represents the sum of cash on the balance sheet and undrawn capacity under our revolving credit facility as of May 31, 2020.

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AMH Resident Demographics Our Residents Adults, Kids & Pets • 2 adults, at least 1 child and the majority have pets • $100,000+ Average Income • Average income to rent ratio of 5x • Majority of households are dual-earners • Two-thirds of our residents work in health care, education, real estate, technology, Industry Breakdown the public sector, and various other office professions • Residents in hospitality occupations represent fewer than 6% 7

AMH Today The Market Opportunity AMH’s Strategy to Drive Shareholder Value AMH Strong Governance Practices 8

Macro Landscape Drives Strong Long-term Demand

Macro long-term demand metrics remain intact with potential for further strengthening due to COVID-19 environment as household preferences shift towards suburban, detached single-family homes

Fundamental Shifts Support Single-Family Rental Demand(1)



I have no interest in ever owning a home
Renting is a good choice now
I want to own
Millennial Age 21–37
Gen X Age 38–52
Baby boomer Age 53–71
6% 11% 8% 7% 8%
54% 68% 65% 71% 74%
40% 24% 27% 22% 18%
9% 10% 13% 19% 21%
44% 55% 55% 51% 54%
46% 35% 33% 31% 25%
23% 32% 31% 35% 42%
35% 39% 47% 39% 39%
42% 29% 21% 25% 19%
January 2016 March 2017 August 2017 February 2017 August 2018
Most recent survey base: 365 millennials, 271 Gen Xers, 323 baby boomers; sample includes SF and MF renters.

Strong AMH Profile

- Over 590,000 inbound sales calls to Las Vegas Leasing Call Center in 2019
- Approximately 30.1 million AMH website page views in 2019 with over 61% coming from mobile users
- 16% increase year-over-year in prospective resident showings per available property in 2019
- Since 1Q17, our TTM Same-Home turnover rate has improved 440 basis points from 41.3% to 36.9%, illustrating residents' preference to stay longer in our homes

Percentage of 30-Year Olds Hitting Life-Stage Milestones Has Fallen Compared to Past Generations(1)



1975
2015
100%
75%
50%
25%
0%
90%
70%
89%
57%
76%
47%
56%
33%
Live on their own
Have ever married
Live with a child
Own a home

Mortgage Tax Savings No Longer There for Entry-Level Home Buyers

Mortgage Interest and Property Taxes in Excess of Standard Tax Deduction(2)



US national
$8,000
$6,000
$4,000
$2,000
$0
($2,000)
($4,000)
($6,000)
($8,000)
($10,000)
($12,000)
$6,354
($10,125)

(1) Sources: U.S. Census Bureau; John Burns Real Estate Consulting, LLC (Data: 2015, updated quarterly) Pub: May-20.
(2) Source: John Burns Real Estate Consulting, LLC (Data: 2019, updated quarterly) Pub: May-20. Assumes a married couple with a mortgage equal to 95% of median home price and a 1.5% property tax rate. 2019 projected value assumes our home price appreciation and mortgage rate forecasts.

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Home Inventory Remains Below Historical Averages Continued Strong Demand for Housing from 10+ Years of Housing Undersupply Relative to Household Formations Resale inventory fell 11% YoY to 1.5 million units in Mar-20 and remains below the historical average Existing Home Inventory for Sale(1) 3-month average (NSA)—Existing inventory = 1.45 mil (-11% YOY) ---Historical average = 2.38 mil (1) Source: NAR; John Burns Real Estate Consulting, LLC (Data: Mar-20; Pub: May-20). 10

AMH Today The Market Opportunity AMH’s Strategy to Drive Shareholder Value AMH Strong Governance Practices 11

AMH Has a Well-Defined Plan to Drive Shareholder Value 1 • Continuous operational optimization expected to create long-term margin expansion profile Operational • Balance centralized control and oversight, with local office touch Optimization / Efficiencies • Enhance operating efficiencies with innovative and proprietary technology solutions • Management and execution of all stages of operational lifecycle with AMH internal personnel 2 • Accretively expand portfolio by investing in AMH’s high growth markets and neighborhoods where AMH currently owns homes Development • Superior quality “built-for-rental” homes focused on durability and efficiency translates into premium yields Program Driving and margin enhancement Growth • Focus on high quality properties in desirable neighborhoods and highly rated school districts to attract ideal resident profile: (1) high credit quality, (2) propensity to stay longer and (3) mentality to care for property as their “home” • Utilize investment grade cost of capital advantage over SFR peers 3 Prudent Capital Allocation & • Maintain flexible and conservative balance sheet, while optimizing capital stack Recycling • Accretively reinvest retained cash flow into external growth initiatives 4 • Focused on delivering a superior customer experience to our residents Superior Customer Service • Training and operational strategies designed to deliver responsive, efficient and convenient service • Customer surveys and external ratings demonstrate our commitment to continued improvement 12

How to Calculate the 1 Operational Efficiency – Complete Margin Picture Accounting and reporting differences between companies create noncomparable NOI and EBITDAre margins Operational efficiency is best measured using Adjusted EBITDAre after CapEx and Leasing Costs (“Fully Adjusted EBITDAre”), which normalizes accounting differences and reflects a comprehensive operating efficiency metric AMH Fully Adjusted EBITDAre (Dollars in thousands) TTM 1Q20 Core revenues $ 981,873 Property operating expenses, net (280,177) Personnel, overhead, Property management expenses, net (82,565) and management Core NOI $ 619,131 costs can be presented R&M and turnover costs above or below the can be expensed or General & administrative expenses, net (40,861) NOI line differently capitalized differently between companies Other revenues & expenses, net 9,955 between companies Adjusted EBITDAre $ 588,225 Recurring Capital Expenditures (40,848) Leasing costs (4,006) Fully Adjusted EBITDAre $ 543,371 AMH Fully Adjusted EBITDAre margins are Margin 54.6% highest in SFR sector & approaching multi-family levels 13

1 AMH – Outperforming the Peer Set Core FFO per share Growth - YoY April YoY Job Loss Statistics(2) MAA CPT AMH INVH UDR AIV ESS EQR AVB 14.0% FY 2019 Core FFO/sh growth: AMH 7.0% 12.0% INVH 6.2% Multi-family Peer Set 5.7% -10.4% -10.5% 10.0% 8.0% -11.2% 6.0% -12.0% 4.0% -12.9% 2.0% -13.3% 0.0% -13.6% 1Q19 2Q19 3Q19 4Q19 1Q20 AMH INVH Multi-family Peer Set(1) -14.2% -14.3% YoY Population Growth Rates(3) 1.7% 1.6% 1.5% 1.4% 1.0% 0.4% 0.4% 0.4% 0.3% MAA AMH CPT INVH UDR EQR AIV ESS AVB Multi-family National Multi-family Coastal (1) Multi-family Peer Set comprised of Multi-family Coastal: AVB, EQR, ESS and Multi-family National: AIV, CPT, MAA, UDR. All aggregations are calculated as simple averages. (2) Source: Bureau of Labor Statistics. (3) Source: JBREC March YoY population growth rate. 14

Houston Case Study 1 Operational Optimization – Property Enhancing Capex Property Enhancing Capex Case Study ROI (Average per home) Tremendous opportunity to optimize our existing properties Property enhancing capex $ 10,700 • Strong returns on incremental investment Annual rent premium ($155/mo) (1) $ 1,860 • Data driven process • Determine target neighborhoods where the market is Return on incremental investment 17.4% willing to pay a premium for upgrades • Identify homes for value enhancing upgrades • Kitchen/Bathroom renovations • LVP Flooring • Fences • Bedroom additions Case Study: Northeast Houston Kitchen Upgrades, LVP Flooring • 200-unit community located in Northeast Houston, TX • Within 20 miles of downtown • Builder-grade finishes • Built in 2012 • AMH owns 26, purchased in 2016 (1) Reflects rental premiums achieved as a result of the property enhancing capex program. Does not reflect additional future benefit from reduced maintenance costs. 15

2 AMH Development – Revolutionizing the Industry Data driven insights from AMH’s years of experience formulate blueprint for the optimal rental home – made possible by AMH’s unique full lifecycle development capabilities and management platform. The AMH Developed Home Desirable Durable Efficient • Existing AMH submarkets with • Designed for durability and long- • Value engineering = superior proven strong demand term efficient maintenance: quality at significant discount to • “Neighborhood feel” and / or • Hard surface flooring market retail value: community amenities designed to • Solid surface countertops • Standardized floorplans based create emotional attachment • HVAC equipment & design on resident feedback and construction efficiency • Designed for today’s home • Cementitious siding shopper: • Square footage optimized to • Durability proven appliances • Designer finishes & colors bed / bath count • LED lighting • Open floor plans • Standardized finishes & SKUs • Pet friendly features for efficient construction & long-term maintenance Translates Into Premium Yield and Margin Enhancement 16

2 AMH Development – Revolutionizing the Industry Premium Return & Margin Enhancement •Construction costs = significant discount to market retail value •Rental rate premium on higher quality home & finishes •More efficient expenditure profile Attractive Risk Profile •Zero “homebuilder like” sales process risk •Short vertical construction cycles, relative to other asset classes •Phased unit deliveries minimize lease-up risk Represents states in which we have active AMH Development markets •Land and development assets < 5% of total assets Bolstering Existing Markets Experienced Development Team •Continued investment into existing AMH markets •Senior development team comprised of multi-decade •On-the-ground operating intelligence enables land experienced professionals from national homebuilders acquisition “sharp shooting” •100+ total in-house professionals, most with experience at •Active development teams in approximately 15 markets top national homebuilders provides geographic diversity 17

2 AMH Development – Case Study (Hoke O’Kelly) Community Highlights Relative Demographic Trends • Hoke O’Kelly Community located in Atlanta • Average household income greater than broader (Loganville), GA Atlanta market and total AMH portfolio averages • 53 total units: • 2,250 average square feet • Attracting broader resident base with larger • Average 4 bed / 2.5 bath proportion of new residents from homeownership and multi-family compared to overall AMH Atlanta market Construction Details • Total project cost $13.8 million • Construction costs within 3% of budget • 6.0% average unit economic yield • First unit delivery 3Q19 • Project scheduled to complete 2Q20 Operational Update as of May 2020 • 51 units completed, remaining two on track to 2 mo. 4 mo. 6 mo. 8 mo. 10 mo. complete June 2020 • 100% occupied on finished units • Average ~ 25Planning day lease-up time per unit Foundation Vertical Construction • Average actual rents > pro forma rents . 18

2 AMH Development – Construction Sustainability AMH Develops Homes That Are Environmentally Friendly Development & Construction Sustainability Aim to minimize our carbon footprint in our development: • We conserve natural resources and reduce waste while focusing on building new single-family homes that are desirable to families To reduce our energy consumption: We include tree planting plans as part of community design. • We adhere to the most recent upgraded standards in energy efficiency and construction methodology • We select finishes that are both desirable and durable to reduce the waste generated by home turnover from one resident to another To help improve the community: • We build neighborhoods, not just homes and we include green space or natural areas and tree planting plans as part of the design Granite countertops, hard surface luxury vinyl plank (LVP) flooring and LED lighting are all designed to last for many years without repairs or replacement. 19

3 Balance Sheet Positioned to Drive Growth

Capital Structure (1)



Fixed Rate Debt 23.8%
Common Shares & OP Units 68.0%
Floating Rate Debt 0.9%
Preferred Shares 7.3%

Debt Maturity Schedule (2) (3)



Liquidity(4)
$728
$16
$21
$126
$21
$956
$10
$10
$10
$510
$410
$881
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter
Principal Amortization
Revolving Credit Facility
Asset-backed Securitizations
Unsecured Senior Notes
Liquidity - cash and cash equivalents
Liquidity - undrawn revolving credit facility

Credit Ratings & Ratios

Moody's Investor Service	Baa3 / (Stable)
S&P Global Ratings	BBB- / (Stable)
Net Debt to Adjusted EBITDAre	4.9 x
Debt and Preferred Shares to Adjusted EBITDAre	6.6 x
Fixed Charge Coverage	3.2 x
Unencumbered Core NOI Percentage	65.7%

Balance Sheet Philosophy

- ✓ Maintain flexible investment grade balance sheet with diverse access to capital
- ✓ Continue optimizing capital stack and utilize investment grade rating to reduce cost of capital
- ✓ Expand sources of available capital as the Company and the SFR sector evolves and matures
- ✓ Prudent retention of operating cash flow

Note: Refer to Defined Terms and Non-GAAP Reconciliations, as well as the 1Q20 Supplemental Information Package, for definitions of metrics and reconciliations to GAAP.

(1) As of March 31, 2020.
(2) As of March 31, 2020, reflects maturity of entire principal balance at the fully extended maturity date inclusive of regular scheduled amortization.
(3) The unsecured senior notes have maturity dates in 2028 and 2029, and the asset-backed securitizations maturing in 2045 on a fully extended basis have anticipated repayment dates in 2025.
(4) As of March 31, 2020, liquidity represents the sum of $33 million of cash on the balance sheet and $695 million of undrawn capacity under our revolving credit facility.

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Leveraging Technology to 4 Superior Customer Service – Enhance our Platform Resident Experience Technology Warm and Welcoming Renting a Home Just Got Easier Resident satisfaction is the key to consistent results and is Our best-in-class contact center and proprietary technology paramount to our long-term success. are designed to make our residents’ experience as simple as possible. ➢ District offices and field management teams provide ➢ Let Yourself In SM exceptional customer service and care with a local touch • Tour available homes in a resident’s desired neighborhood on their schedule ➢ Ongoing resident engagement campaigns and • Enables prospective residents to complete entire leasing correspondence provide quick reference tools and monthly cycle, including submitting applications and executing news updates leases from mobile devices ➢ With over 700 field-based team members, our goal is to ➢ Personal Online Search Account make residents feel right at home • Request notices about newly available homes for rent ➢ Achieved all time highs in Google ratings in 2019 with ➢ Online Resident Account continued improvement in 2020 • Manage entire rental experience online; pay rent, set-up automatic payments, review and manage online documents that relate to a resident’s lease and neighborhood rules and regulations 21

AMH Today The Market Opportunity AMH’s Strategy to Drive Shareholder Value AMH Strong Governance Practices 22

Corporate Governance Highlights • AMH is governed by an 11‐member board of trustees, 7 of whom are independent directors Independent & Accountable • Independent Chairman of the Board Stewardship • Annual election of directors • Majority voting standard (plurality carve‐out voting standard only in contested elections) • Continual process to refresh and strengthen board composition Continued Focus on • The average tenure of the Board is ~5 years Board Refreshment • 4 new independent trustees added in the past 4 years • Matthew Zaist joined Board February 2020, adding homebuilding experience, a critical element given importance of the Company’s development program to driving value • Commitment to sound environmental, social responsibility and corporate governance practices is the foundation to help us provide a superior experience for our residents ESG Focus • These efforts can enhance shareholder value both by reducing our costs and by creating more desirable homes and communities that appeal to our current and future residents • When developing or renovating properties, we look for ways to reduce water and energy usage costs as well as using materials that are both durable and sustainable • Incentive compensation includes performance based Corporate goals: Performance-Based Compensation • Year-over-year growth in Core Funds From Operations (Core FFO) Practices • Year-over-year growth in Same-Home Core NOI • Align shareholders and management though standard vesting period 23

AMH Trustee Overview

Photo	Name	Years on Board	Age	Primary Occupation	Key Skills & Public Board Experience	Independent
	Ken Woolley	8	73	Independent Chairman of the Board of AMH Founder, Executive Chairman, and Director at Extra Space Storage	• Diversified business investor with public REIT experience • Currently serves on 2 Boards	✓
	David Singelyn	8	58	CEO of AMH	• Single-family rental investments, strategy development, executive leadership, and capital raising • Currently serves on 1 Board	
	Jack Corrigan	8	59	CIO of AMH	• Single-family rental investments, property management and operational expertise • Currently serves on 1 Board	
	Matt Hart	8	67	Retired President and COO of Hilton Hotels Corporation	• Strategy development, M&A and consumer trends and experience • Currently serves on 3 Boards	✓
	Jim Kropp	8	71	Retired CIO of SLKW Investments LLC and Microproperties LLC	• Investment banking, capital markets, and real estate expertise • Currently serves on 2 Boards	✓
	Doug Benham	4	63	President and CEO of DNB Advisors, LLC	• Single-family rentals and hospitality • Currently serves on 2 Boards	✓
	Tamara Gustavson	4	58	Real Estate Investor; Philanthropist	• Diversified business investor with public REIT experience • Currently serves on 2 Boards	
	Wendy Webb	1	62	CEO of Kestrel Advisors Former Senior Executive at Ticketmaster and The Walt Disney Company	• Growth strategies, governance and investor communication • Currently serves on 4 Boards	✓
	Jay Willoughby	1	61	CIO of TIFF Investment Management	• Capital allocation, sustainability and accounting • Currently serves on 1 Board	✓
	David Goldberg	1	70	Retired Executive Vice President, AMH	• Legal and real estate acquisitions and capital raising • Currently serves on 1 Board	
	Matthew Zaist	New Member	45	Former President & CEO of William Lyon Homes	• Homebuilding and capital markets activity • Currently serves on 1 Board	✓

Source: Company website May 2020.

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ESG Principles That Guide Us Our commitment to sound environmental, social responsibility and corporate governance practices is the foundation enabling us to provide a superior experience for our residents and employees and providing attractive returns for our shareholders. Contribute to the well-being of the Develop new homes and residential Invest in our employees with opportunities communities in which we operate through communities that meet the latest energy for education and advancement, training and direct investments to rehabilitate, improve efficiency requirements and include energy competitive benefits and develop our homes and and water saving technologies residential communities that lower operating costs and benefit the Continue to monitor and evaluate our environment corporate governance in light of prevailing Educate our employees, residents and practices business partners regarding home energy Build and operate homes efficiently at scale conservation and environmental sustainability that use durable, environmentally friendly Provide a report available on our website at materials and design that are desirable to our least annually on our ESG practices and Reduce our cost of operations by ongoing residents with a goal to limit future costs initiatives evaluation and improvement of our energy efficiency, water management and waste Encourage our employees to participate in reduction practices community service projects and philanthropic service to support local initiatives in our communities 25

Defined Terms and Non-GAAP Reconciliations Average Occupied Days Percentage The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties classified as held for sale. Core Net Operating Income ("Core NOI“) Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs. Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gain or loss on sales of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, (9) other expenses and (10) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed. Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP). 26

Defined Terms and Non-GAAP Reconciliations The following are reconciliations of Core NOI and Core revenues to their respective GAAP metrics for the three months and trailing 12 months ended March 31, 2020 (amounts in thousands): For the Three For the Trailing Months Ended 12 Months Ended Core NOI Mar 31, 2020 Mar 31, 2020 Net income $ 37,527 $ 160,696 Loss on early extinguishment of debt - 659 Gain on sale of single-family properties and other, net (10,765) (48,989) Depreciation and amortization 82,821 330,953 Acquisition and other transaction costs 2,147 4,537 Noncash share-based compensation - property management 439 1,488 Interest expense 29,715 124,914 General and administrative expense 11,266 45,037 Other expenses 6,110 11,819 Other revenues (2,252) (11,983) Core NOI $ 157,008 $ 619,131 Core revenues Total revenues $ 1,153,768 Tenant charge-backs (159,912) Other revenues (11,983) Core revenues $ 981,873 27

Defined Terms and Non-GAAP Reconciliations Credit Ratios We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures (amounts in thousands, except credit ratios): Debt and Preferred Shares to Adjusted EBITDAre Mar 31, 2020 Total Debt $ 2,970,558 Preferred securities at liquidation value 883,750 Total Debt and preferred shares $ 3,854,308 Adjusted EBITDAre - TTM $ 588,225 Debt and Preferred Shares to Adjusted EBITDAre 6.6 x Net Debt to Adjusted EBITDAre Mar 31, 2020 Total Debt $ 2,970,558 Less: cash and cash equivalents (33,108) Less: asset-backed securitization certificates (25,666) Less: restricted cash related to securitizations (42,060) Net Debt $ 2,869,724 Adjusted EBITDAre - TTM $ 588,225 Net Debt to Adjusted EBITDAre 4.9 x 28

Defined Terms and Non-GAAP Reconciliations Fixed Charge Coverage For the Trailing 12 Months Ended Mar 31, 2020 Interest expense per income statement $ 124,914 Less: amortization of discount, loan costs and cash flow hedge (7,496) Add: capitalized interest 13,049 Cash interest 130,467 Dividends on preferred shares 55,128 Fixed charges $ 185,595 Adjusted EBITDAre - TTM $ 588,225 Fixed Charge Coverage 3.2 x Unencumbered Core NOI Percentage For the Three Months Ended Mar 31, 2020 Unencumbered Core NOI $ 103,127 Core NOI $ 157,008 Unencumbered Core NOI Percentage 65.7% 29

Defined Terms and Non-GAAP Reconciliations EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Fully Adjusted EBITDAre Margin EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of shares and units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Fully Adjusted EBITDAre (formerly known as Adjusted EBITDAre after Capex and Leasing Costs) is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) recurring capital expenditures and (2) leasing costs. Fully Adjusted EBITDAre Margin (formerly known as Adjusted EBITDAre after Capex and Leasing Costs Margin) is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance. 30

Defined Terms and Non-GAAP Reconciliations The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre and Fully Adjusted EBITDAre Margin (amounts in thousands, except percentages): For the Trailing 12 Months Ended Mar 31, 2020 Net income $ 160,696 Interest expense 124,914 Depreciation and amortization 330,953 EBITDA $ 616,563 Net (gain) on sale / impairment of single-family properties and other (40,679) Adjustments for unconsolidated joint ventures 1,481 EBITDAre $ 577,365 Noncash share-based compensation - general and administrative 4,176 Noncash share-based compensation - property management 1,488 Acquisition and other transaction costs 4,537 Loss on early extinguishment of debt 659 Adjusted EBITDAre $ 588,225 Recurring capital expenditures (1) (40,848) Leasing costs (4,006) Fully Adjusted EBITDAre $ 543,371 Total revenues 1,153,768 Less: tenant charge-backs (159,912) Adjustments for unconsolidated joint ventures 1,481 Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures $ 995,337 Fully Adjusted EBITDAre Margin 54.6% (1) As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale. 31

Defined Terms and Non-GAAP Reconciliations FFO / Core FFO / Adjusted FFO attributable to common share and unit holders FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on early extinguishment of debt, (6) noncash gain or loss on conversion of shares or unit, (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, and (8) the allocation of income to our participating preferred shares in connection with their redemption. Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale. We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period. FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs. 32

Defined Terms and Non-GAAP Reconciliations The following is a reconciliation of net income attributable to common shareholders, as determined in accordance with GAAP, to Core FFO attributable to common share and unit holders (amounts in thousands): For the Years Ended Dec 31, Dec 31, 2018 2019 Net income attributable to common shareholders $ 23,472 $ 85,911 Adjustments: Noncontrolling interests in the Operating Partnership 4,424 15,221 Net (gain) on sale / impairment of single-family properties and other (12,088) (40,210) Adjustments for unconsolidated joint ventures - 1,797 Depreciation and amortization 318,685 329,293 Less: depreciation and amortization of non-real estate assets (7,352) (7,933) FFO attributable to common share and unit holders $ 327,141 $ 384,079 Adjustments: Internal leasing costs (1) (7,984) - Acquisition and other transaction costs 5,225 3,224 Noncash share-based compensation - general and administrative 2,075 3,466 Noncash share-based compensation - property management 1,358 1,342 Noncash interest expense related to acquired debt 3,303 - Loss on early extinguishment of debt 1,447 659 Remeasurement of participating preferred shares (1,212) - Redemption of participating preferred shares 32,215 - Core FFO attributable to common share and unit holders $ 363,568 $ 392,770 Core FFO attributable to common share and unit holders per FFO share and unit $ 1.04 $ 1.11 Weighted-average FFO shares and units: Common shares outstanding 293,640,500 299,415,397 Share-based compensation plan (2) 627,830 686,050 Operating partnership units 55,350,062 53,045,004 Total weighted-average FFO shares and units 349,618,392 353,146,451 (1) Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019. 33 (2) Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

Defined Terms and Non-GAAP Reconciliations

The following is a reconciliation of net income (loss) attributable to common shareholders, as determined in accordance with GAAP, to Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended								
	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020
Net income (loss) attributable to common shareholders	$ 5,814	$ (15,151)	$ 15,177	$ 17,632	$ 16,283	$ 22,518	$ 23,520	$ 23,590	$ 20,244
Adjustments:									
Noncontrolling interests in the Operating Partnership	1,125	(2,902)	2,881	3,320	3,026	4,004	4,099	4,092	3,501
Net (gain) on sale / impairment of single-family properties and other	(1,556)	(1,704)	(4,393)	(4,435)	(5,145)	(12,796)	(11,871)	(10,398)	(5,614)
Adjustments for unconsolidated joint ventures	-	-	-	-	554	747	(325)	821	238
Depreciation and amortization	79,303	78,319	79,940	81,123	81,161	82,840	82,073	83,219	82,821
Less: depreciation and amortization of non-real estate assets	(1,830)	(1,787)	(1,845)	(1,890)	(1,940)	(1,971)	(1,991)	(2,031)	(2,064)
FFO attributable to common share and unit holders	$ 82,856	$ 56,775	$ 91,760	$ 95,750	$ 93,939	$ 95,342	$ 95,505	$ 99,293	$ 99,126
Adjustments:									
Internal leasing costs [1]	(1,589)	(1,773)	(2,451)	(2,171)	-	-	-	-	-
Acquisition and other transaction costs	1,311	1,321	1,055	1,538	834	970	651	769	2,147
Noncash share-based compensation - general and administrative	598	520	491	466	659	923	938	946	1,369
Noncash share-based compensation - property management	377	423	341	217	293	346	350	353	439
Noncash interest expense related to acquired debt	900	937	973	493	-	-	-	-	-
Loss on early extinguishment of debt	-	1,447	-	-	-	659	-	-	-
Remeasurement of participating preferred shares	(1,212)	-	-	-	-	-	-	-	-
Redemption of participating preferred shares	-	32,215	-	-	-	-	-	-	-
Core FFO attributable to common share and unit holders	$ 83,241	$ 91,865	$ 92,169	$ 96,293	$ 95,725	$ 98,240	$ 97,444	$ 101,361	$ 103,081
Core FFO attributable to common share and unit holders per FFO share and unit	$ 0.24	$ 0.26	$ 0.26	$ 0.27	$ 0.27	$ 0.28	$ 0.28	$ 0.29	$ 0.29
Weighted-average FFO shares and units:									
Common shares outstanding	286,183,429	295,462,572	296,214,509	296,559,183	296,833,755	299,466,526	300,580,978	300,724,761	300,813,069
Share-based compensation plan [2]	544,434	587,270	753,140	508,028	611,186	619,398	611,476	708,131	720,386
Operating partnership units	55,350,153	55,350,153	55,350,153	55,349,791	55,166,826	52,897,228	52,133,502	52,026,980	52,026,980
Total weighted-average FFO shares and units	342,078,016	351,399,995	352,317,802	352,417,002	352,611,767	352,983,152	353,325,956	353,459,872	353,560,435

(1) Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(2) Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

34

Defined Terms and Non-GAAP Reconciliations Property Enhancing Capex Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures. Recurring Capital Expenditures For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale. Retained Cash Flow Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions. Refer to Core FFO for a reconciliation of Core FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Core FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands): For the Three Months Ended Mar 31, 2020 Core FFO attributable to common share and unit holders $ 103,081 Recurring capital expenditures (8,711) Leasing costs (910) Adjusted FFO attributable to common share and unit holders 93,460 Common distributions (17,690) Retained Cash Flow $ 75,770 35